Exhibit 99.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated February 28, 2011

BETWEEN:

MAYFAIR MINING & MINERALS, INC., a corporation existing under the laws of Nevada, with a business address at South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY, England

Attention: Clive de Larrabeiti
Facsimile Number: +44 1444 482461
( the “Buyer”)

AND:

SouthernCentral Private Equity (Private) Limited, a company existing under the laws of Zimbabwe, with a business address at 6th Floor, Gold Bridge, Eastgate Complex, Sam Nujoma Street, Harare

Attention: Chai Musoni

(each a “Seller”, together, the “Sellers”)

WHEREAS:

A.           The Sellers are the legal and beneficial owners of 100%  of the outstanding shares in the capital of SouthernCentral Private Equity (Private) Limited a Company incorporated in  Zimbabwe (the “Company”) with a total share capital of Z$100.00 divided into 100 ordinary shares of Z$1.00 each(the “Shares”).

B.           The Company carries on finance and investment business in Zimbabwe.

C.           The Sellers have agreed to sell and the Buyer has agreed to buy all of the Sellers’ legal and beneficial interest in the shares of the Company on the terms and conditions in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

Part 1 - Interpretation

1.1 Defined Terms.  In this Agreement the following terms shall have the following meanings:

(a)	“Agreement” means this Share Purchase Agreement and the attached schedules.

(b)	“Required Consents” has the meaning set out in paragraph 5.1.

(c)	“Business” means the business located in Harare, Zimbabwe.

(d)	“Closing Date” means the 45th calendar day after the Effective Date, or such earlier date as may be agreed between the parties.

(e)	“Closing Time” means 11:00 am Greenwich Mean Time on the Closing Date.

(f)	“Effective Date” the date in Greenwich Mean Time on which this Agreement has been executed by both parties.

(g)	“Encumbrances” means all liens, charges, claims, pledges or security interests, declarations of trust, options to purchase or any other encumbrances of any kind.

(h)
“Governmental Authority” means any government, governmental authority, quasi-governmental authority, court, self-regulatory organization, commission, tribunal or organization or any agent, subdivision, department or branch of any of the foregoing.

(i)
“Person” means an individual, legal personal representative, corporation, body corporate, firm, partnership trust, trustee, syndicate, joint venture, limited liability company, association, unincorporated organization, union, Governmental Authority or other entity or organization.

(j)	“Purchase Price” means the amount set out in paragraph 2

Part 2 - Sale and Purchase

2.1 Agreement to Sell and Purchase.  The Sellers agree to sell free and clear of all Encumbrances, and the Buyer agrees to purchase, the Shares on the terms and conditions contained in this Agreement.

2.2 Purchase Price

As consideration for the Shares, the Buyer shall;

(a)
Issue the Sellers, on a pro rata basis, based on their respective ownership of the shares of the Company, a total of 300 000 (three hundred thousand)  fully paid-up restricted (Rule 144) shares of the Buyer’s common stock (the “Consideration Shares”),

2.3 The Consideration Shares, will be issued by the Buyer to the Sellers as soon as practicably possible after the Closing Date anticipated to be March 2, 2011.

Part 3 - Representations of the Sellers

3.1 Representations of the Sellers.  The Sellers each jointly and severally represent to the Buyer that the following statements set out in this Clause 3 are true:

(a)	The Sellers are together the legal and beneficial owners of the Shares and the property free of all Encumbrances.

(b)	The Sellers have the right and authority to enter into this Agreement on the terms and conditions set out in it and to transfer the legal title and beneficial ownership of the Shares to the Buyer.

(c)	No Person has any agreement or option or any right capable of becoming an agreement for the purchase of the Shares.

(d)
The Company is duly incorporated, validly existing and in good standing under the laws of Zimbabwe, and has the corporate capacity to own the properties owned by it and to carry on the Business in Zimbabwe.

(e)	The authorized capital of the Company is Z$100.00. The Company has 100 issued shares each with a nominal value of Z$1.00 Dollar.

(f)
To the best of the knowledge of the Sellers, the Company holds all licenses and permits as may be requisite for carrying on the Business in the manner in which it has heretofore been carried on and all such licenses and permits are in good standing and are validly held by the Company.

(g)
The Sellers have the right and authority to enter into this Agreement on the terms and conditions set out in it and has duly passed all corporate resolutions necessary to authorize the transaction.  This Agreement constitutes a valid and binding obligation of the Buyer.

Part 4 - Buyer’s Representations and Warranties

4.1 Representations of the Buyer.  The Buyer represents to the Sellers that the following statements set out in this Part are true, accurate and not misleading:

(a)	The Buyer is a company duly incorporated, validly existing and in good standing under the laws of Nevada, U.S.A.

(b)
The Buyer has the right and authority to enter into this Agreement on the terms and conditions set out in it and has duly passed all corporate resolutions necessary to authorize the transaction.  This Agreement constitutes a valid and binding obligation of the Buyer.

(c)	Except as expressly referred to in this Agreement, the execution delivery and performance of this Agreement by the Buyer requires no action by, consent or approval of any Governmental Authority.

Part 5 - Covenants of the Sellers

5.1 Cooperation of Sellers.  The Sellers shall provide the Buyer with all cooperation or support reasonably required by the Buyer to allow the Buyer to obtain, at or before the Closing Date, from all appropriate Governmental Authorities and other Persons, any consents, assignments, approvals, certificates, registrations and authorizations required to permit the completion of the transactions contemplated by this Agreement (“Required Consents”).

5.2 Books and Records.  To the extent reasonably possible while maintaining the confidentiality required under this Agreement, the Sellers will permit the Buyer and its authorized representatives, at any time up to the Closing Date, to make such investigation of the properties and assets of the Company and of their financial and legal condition as the Buyer considers necessary or advisable to familiarize itself with such properties, assets and other matters, and to have access to the premises of the Company and to all records, documents and other information related to the Business.

5.3 Transfer of Shares.  The Sellers will, on the Closing Date, take all necessary steps and proceedings as approved by counsel for the Buyer to permit the Shares to be duly and regularly transferred to the Buyer and registered in its name, free and clear of all Encumbrances.

5.4 Directors.  On the Closing Date, the Directors of the Company will be designated as Clive de Larrabeiti, and Chai Musoni.

Part 6 - Conditions of Closing

6.1 Obligations of Buyer and Sellers.  The obligations of the Buyer and of the Sellers to complete the sale and purchase of the Shares under this Agreement will be subject to all Required Consents having been obtained from the appropriate Governmental Authorities and other Persons on terms reasonably satisfactory to each of the parties.  This condition may be waived by either of the parties prior to the Closing Time by notice in writing to the other party.

6.2  Buyer’s Board Approval. The Seller accepts that this agreement and the performance of all the obligations contained herein remains conditional on the Buyer obtaining board approval.

Part 7 - Closing Arrangements

7.1 Closing Time and Place.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares will be completed at a closing to be held at the Closing Time on the Closing Date, anticipated to be March 2, 2011.  The closing will be held at the Company’s head office, South Lodge Paxhill Park, Lindfield, West Sussex, RH16 2QY, England.

7.2 Deliveries of the Sellers.  At the closing the Sellers will deliver, or cause to be delivered, to the Buyer:

(a)	the Shares, together with a share transfer form transferring the Shares from the Sellers, all pursuant to applicable transfer laws in Zimbabwe;

(b)
originals of the resolution of the Sellers authorizing the execution and delivery of this Agreement and the transfer of Shares; and originals of the resolutions of the Company’s directors authorizing and consenting to the:

(i)	transfer of the Shares to the Buyer;

(ii)	registration of the transfer of Shares to the Buyer;

(iii)	issuance of new share certificates for the Shares in the name of the Buyer.

7.3 Deliveries of the Buyer.  At the closing the Buyer will deliver, or as soon as practicably possible cause to be delivered, the Consideration Shares to the Sellers.

Part 8 - Confidentiality

8.1 Public Announcements.  The Sellers Acknowledge that the Buyer is a publicly traded company and that, as such, the Buyer is required to make public disclosure of its agreement to purchase the shares.

8.2 Exception.  Notwithstanding paragraph 8.1, the parties may disclose such terms of this agreement or the proposed purchase of the Shares to their employees and representatives, but such disclosures will be made on a strictly “need-to-know” basis.

8.3 Confidentiality of Documents.  Except to the extent where disclosure or production may be required by law, including disclosure required as a result of the status of the Buyer as a publicly traded company, each party agrees to hold in strict confidence and to refrain from disclosing to third parties all information and documents received from the other party, or in the case of the Buyer, from the Sellers and the Company.  This provision applies broadly to all information or documents of a general nature as well as those referring to the specific terms of this Agreement, but excludes information and documents that are already in the public domain, provided they did not come into the public domain as a result of any act of the receiving party or its agents, officers, directors, employees or shareholders in breach of this provision or Agreement.

Part 9 - Survival of Representations

9.1 Survival.  The representations and warranties of the Buyer and the Sellers contained in this Agreement and any document or certificate given pursuant hereto or thereto shall survive the closing of the transactions contemplated herein for two years from the Closing Date unless notice of a claim shall have been made in writing before the expiry of that period.

Part 10 - Other Provisions

10.1 Professional Fees.  Each party will bear its own professional fees and disbursements of their respective lawyers, accountants and consultants engaged by them respectively in connection with the transactions contemplated by this Agreement.

10.2 Notices.  Any notice or communication required or permitted to be given under this Agreement shall be in writing and shall be considered to have been sufficiently given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post to the address or facsimile transmission number of each party set out on the first page of this Agreement, or to such other address or facsimile transmission number as any party may, from time to time, designate in the manner set out above.  Any such notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business hours on the next Business Day;

(b)
if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business hours on the next Business Day following confirmation of the transmission; and

(c)	if mailed by prepaid registered post, upon the tenth Business Day following posting.

10.3 Time of Essence.  Time shall be of the essence of this Agreement.

10.4 Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of England and Wales, and each party separately and unconditionally subjects to the jurisdiction of the High Court of England and Wales, and the rules and regulations thereof, for all purposes related to this agreement and/or their respective performance hereunder.

10.5 Entire Agreement.  This Agreement and the documents and instruments to be executed and delivered under it constitute the entire agreement between the parties and supersedes any previous agreement or arrangement, oral or written, between the parties.  This Agreement and the documents and instruments to be executed and delivered under it, contain all the covenants, representations, and warranties of the respective parties.  There are no oral representations or warranties between the parties of any kind.  This Agreement may not be amended or modified in any respect except by written instrument signed by each of the parties.

10.6 Extended Meanings.  Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

10.7 Severability.  If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

10.8 Enurement.  This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

10.9 Further Assurances.  At any time after Closing, each of the parties shall at the expense of the other party execute and deliver all such documents and instruments and do all such acts as the other party may reasonably require in order to give full effect to the intent and meaning of this Agreement and the transactions contemplated by it.

10.10 Assignment.  The Sellers acknowledge and agree that the Buyer may assign its rights and obligations under this Agreement to a nominee of the Buyer.

10.11 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (which may be facsimile copies) but shall not take effect until each party has executed at least one counterpart.  Each counterpart shall constitute an original but all the counterparts together shall constitute a single agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as of the date of this Agreement.

MAYFAIR MINING & MINERALS, INC.

By: /s/ Clive de Larrabeiti
Clive de Larrabeiti, President

SOUTHERNCENTRAL PRIVATE EQUITY (Private) LIMITED

By: /s/ Chai Musoni
Chai Musoni, CEO

APPENDIX ONE

Schedule of Shareholders

Attached.